EXHIBIT 99


       CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                       OF
                        CHESAPEAKE UTILITIES CORPORATION
                      (PURSUANT TO 18 U.S.C. SECTION 1350)

     I, John R. Schimkaitis, President and Chief Executive Officer, and I, Michael P. McMasters, Vice President, Chief Financial Officer and Treasurer, of Chesapeake Utilities Corporation, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Chesapeake Utilities Corporation ("Chesapeake") for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section  13(a)  or 15(d) of the Securities Exchange Act of 1934, as amended, and
(ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Chesapeake.


                                   /s/John  R.  Schimkaitis
                                   ------------------------
                                   John  R.  Schimkaitis
                                   August  14,  2002

                                   /s/  Michael  P.  McMasters
                                   ---------------------------
                                   Michael  P.  McMasters
                                   August  14,  2002